UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Better Choice Company Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

These materials are important and require your immediate attention. They require the stockholders of Better Choice Company Inc. to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisor. If you have any questions, you may contact Valter Pinto at KCSA Strategic Communications, the Company’s investor relations contact, by telephone at 212-896-1254, or by email at valter@KCSA.com.

SUPPLEMENT DATED MARCH 7, 2025 TO
PROXY STATEMENT DATED JANUARY 28, 2025

This document is a supplement dated March 7, 2025 (the “Supplement”) to the proxy statement dated January 28, 2025 and first mailed to stockholders of Better Choice Company Inc. (the “Company” or “Better Choice”) on or about January 28, 2025 (the “Proxy Statement”) in connection with a special meeting (as the same may be adjourned or postponed, the “Special Meeting”) of common stockholders of the Company which was held on February 19, 2025 and which was adjourned, without conducting any business, to March 21, 2025.

INTRODUCTION AND EXPLANATORY NOTE

The purpose of this Supplement is to supplement the Proxy Statement with additional information (the “Supplemental Disclosures”) concerning the Arrangement. Except as described in this Supplement, the information provided in the Proxy Statement relating to the Arrangement and the other proposals set forth therein continues to apply, and the information provided in the Proxy Statement is not amended, supplemented, or otherwise modified. This Supplement and the documents referred to in this Supplement should be read in conjunction with the Proxy Statement, the annexes and exhibits to the Proxy Statement, and the documents referred to in the Proxy Statement, each of which should be read in its entirety. To the extent that information in this Supplement differs from, updates, or conflicts with information contained in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement.

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

SUPPLEMENTAL DISCLOSURES

Choice Transaction

On March 7, 2025, Better Choice and SRx entered into a binding letter of intent with Choice Specialty Pharmacy Group (“Choice”), pursuant to which the Combined Company agreed to purchase an option (the “Option”) to acquire all or substantially all of the assets used in the business of Choice (the “Choice Transaction”). The purchase of the Option is intended to occur immediately following the consummation of the Arrangement. The Combined Company shall pay $10.5 million (the “Option Price”) by the issuance of shares of its common stock to Choice upon the purchase of the Option, and the remaining $17.5 million will be satisfied in cash or a combination of cash and additional shares of common stock of the Combined Company for a total aggregate purchase price of $28.0 million (the “Aggregate Purchase Price”).

The Aggregate Purchase price is equal to approximately six times (6x) Choice’s 2024 unaudited adjusted EBITDA of approximately $4.67 million (a non-GAAP measure). The term of the Option begins on April 15, 2025 and expires on October 15, 2025. If the Combined Company does not exercise the option to acquire Choice, nine-tenths of the shares issued for the option will be returned to the Combined Company and the remaining one-tenth of the shares for the Option will remain with Choice.

Choice is a specialty pharmacy enterprise operating in the Houston, Texas metropolitan area and comprised of eight (8) affiliated entities. Choice focuses on high-cost, high-touch medication therapy for patients with complex disease states, which medications range from oral to cutting edge injectable and biologic products. The disease states treated range from cancer, multiple sclerosis, and rheumatoid arthritis to rare genetic conditions. Choice specializes in coordinating all of the processes to provide patients with complex, chronic and rare health conditions optimal pharmaceutical care. Choice leads collaborative efforts to coordinate care with clinicians, healthcare professionals, and payers while managing the patient’s treatment. In addition, Choice manages multiple therapies for patients if indicated.

SRx Debt Conversion

On or about March 3, 2025, SRx agreed with one of its largest suppliers of pharmaceutical products (“Supplier”) to convert CAD$4.0 million of accounts payable owed by SRx to Supplier into 875,000 common shares of SRx (the “Debt Conversion”). The value of such shares is equal to approximately CAD$4.2 million, based on a good faith determination by SRx’s board, representing an approximately 5% premium. Upon the consummation of the Arrangement, such shares will be exchanged for shares of the Combined Company’s common stock pursuant to the Arrangement Agreement.

Supplier is a distributor of medicine and pharmaceuticals to retail pharmacies. The accounts payable being converted into SRx equity pursuant to the Debt Conversion are trade accounts payable owing from purchases SRx has made through its pharmacies.

Pro Forma Beneficial Ownership Information

The following table sets forth information about the pro forma beneficial ownership of the Combined Company’s capital stock by (i) each of its current directors, (ii) each of its named executive officers (iii) all its current directors and executive officers as a group, and (iv) each person or group known by the Combined Company to own more than 5% of its common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, and are based on 38,028,995 shares of common stock issued and outstanding at closing of the merger, on a pro forma basis, giving effect to the Arrangement, Choice Transaction, and the SRx Debt Conversion. Except as noted below, the address for all beneficial owners in the table below is 12400 Race Track Road, Tampa, FL 33626:

		Shares Beneficially Owned
Name of Beneficial Owner		Number(1)%
Named Executive Officers and Directors:	Title

Adesh Vora	Executive Chairman	17,285,117	45.5%
Kent Cunningham	Chief Executive Officer	22,727	*
Carolina Martinez	Chief Financial Officer	1,515	*
Dave Sohi	President	408,889	1.1%
Brock Clancy	President, SRx Canada	224,501	0.6%
Michael Young	Director, Compensation Committee Chair	52,795	*
Lionel F. Conacher	Director, Nominating and Governance Committee Chair	37,212	*
David White	Director, Audit Committee Chair	140,667	*
Simon Conway	Director	-	*
All executive officers and directors as a group (9 persons)		18,173,423	47.8%

5% Shareholders:
(none)

*indicates less than 0.5% owned

(1)	In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Approval of NYSE

The consummation of the Arrangement is subject to certain closing conditions, including, among others, the approval of NYSE for initial listing of the Combined Company. As a result of the Arrangement, the Combined Company will be deemed a “reverse merger company” by NYSE and, as such, the Combined Company would be required by NYSE to meet the NYSE Initial Listing Standards at such time. If the Combined Company does not meet such Initial Listing Standards, the Combined Company could be subject to immediate suspension and delisting proceedings from NYSE. Better Choice and SRx are taking appropriate actions to allow the Combined Company to meet such standards as of immediately following the consummation of the Arrangement. Better Choice and SRx cannot make any assurances that its actions and efforts will be successful or that the Combined Company will meet the Initial Listing Standards as of immediately following the consummation of the Arrangement. If the Combined Company does not meet the Initial Listing Standards, the Combined Company will be subject to immediate suspension of trading in the common stock of the Combined Company and/or delisting proceedings following the consummation of the Arrangement.

If the Combined Company does not meet the Initial Listing Standards, Better Choice and SRx may nevertheless decide to consummate the Arrangement. If this should occur, the Combined Company will likely be delisted from NYSE and then may seek to list on another national exchange or in the OTC Market. In the event that the Combined Company lists in the OTC Market rather than a national exchange, stockholders of the Combined Company may face material adverse consequences, including, but not limited to, a lack of trading market for the Combined Company’s common stock, reduced liquidity and market price of the Combined Company’s common stock, decreased analyst coverage of Combined Company’s common stock, and an inability for the Combined Company to obtain any additional financing that it may need to fund its operations.

Amendment No. 3 to Arrangement Agreement and Amendment No. 2 to Plan of Arrangement

On February 25, 2025, Better Choice and SRx entered into an Amendment No. 3 to the Arrangement Agreement and Amendment No. 2 to the Plan of Arrangement, which is attached hereto as Annex A. Pursuant to such amendment, the Arrangement Agreement was amended to change the Outside Date from February 28, 2025 to April 15, 2025. Further, the Plan of Arrangement was amended to (1) to change the name of Amalco from “SRx Health Solutions Inc.” to “SRx Health Solutions (Canada) Inc.”; and (2) to clarify that the references to “merge” and the “merger” of SRx and Acquireco within the Plan of Arrangement referred to an amalgamation in accordance with Section 177(1) of the Business Corporations Act (Ontario).

Officers and Directors

Notwithstanding anything to the contrary contained in the Proxy Statement, the Combined Company’s Board of Directors following the consummation of the transaction will consist of five members including Adesh A. Vora, Pharm. D., as Chairman, Michael Young, Lionel Conacher, Simon Conway, and David White.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this communication that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments the Company expects or anticipates will occur in the future, such as stated objectives or goals, refinement of strategy, attempts to secure additional financing, exploring possible business alternatives, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this communication on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including risks associated with the Company’s ability to obtain additional capital in the future, the proposed transaction with SRx, general economic factors, competition in the industry and other factors that could cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Additional risks and uncertainties are described in or implied by the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s 2023 Annual Report on Form 10-K, filed on April 12, 2024 and other reports filed from time to time with the Securities and Exchange Commission (“SEC”). The Company urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Readers are cautioned to not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in its expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Additional Information and Where to Find It

In connection with the proposed Arrangement, Better Choice has filed with the SEC a definitive proxy statement (the “Definitive Proxy Statement”) that has been sent to the stockholders of Better Choice seeking their approval of the Arrangement and the other proposals set forth therein. Better Choice may also file other documents with the SEC regarding the Arrangement and such other proposals. This communication is not a substitute for the Definitive Proxy Statement or any other document which Better Choice may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Better Choice’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to Valter Pinto at KCSA Strategic Communications, the Company’s investor relations contact, by telephone at 212-896-1254, or by email at valter@KCSA.com. These documents, once available, can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

The Company and its respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 12, 2024. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed transaction will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available.

ANNEX A – AMENDMENT NO. 3 TO ARRANGEMENT AGREEMENT AND AMENDMENT NO. 2 TO PLAN OF ARRANGEMENT

Docusign Envelope ID: 12E6A88B-2E35-4C16-9F79-B3A966837558

AMENDMENT NO. 3 TO ARRANGEMENT AGREEMENT

AND

AMENDMENT NO. 2 TO PLAN OF ARRANGEMENT

This **AMENDMENT NO. 3 TO ARRANGEMENT AGREEMENT AND AMENDMENT NO. 2 TO PLAN OF ARRANGEMENT** (this "**Amendment**") entered into as of February 25, 2025 by and among BETTER CHOICE COMPANY INC., a corporation existing under the laws of the State of Delaware **("Parent")**, 1000994476 ONTARIO INC., a corporation existing under the laws of the Province of Ontario **("AcquireCo")**, 1000994085 ONTARIO INC., a corporation existing under the laws of the Province of Ontario **("CallCo")**, and SRX HEALTH SOLUTIONS INC., a corporation existing under the laws of the Province of Ontario ("**SRx**"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Arrangement Agreement (as defined below).

WHEREAS, Parent, AcquireCo, CallCo and SRx have entered into that certain Arrangement Agreement dated September 3, 2024 (as such agreement was amended pursuant to that certain Amendment No. 1 to Arrangement Agreement dated December 6, 2024 and pursuant to that certain Amendment No. 2 to Arrangement Agreement dated January 24, 2025, the "**Arrangement Agreement**"), pursuant to which, among other things, Parent will, indirectly through AcquireCo, acquire all of the SRx Shares in exchange for the Consideration, by way of a statutory plan of arrangement attached as Schedule A to the Arrangement Agreement (as such plan was amended pursuant to that certain Amendment No. 1 to Plan of Arrangement dated January 24, 2025. the "**Plan of Arrangement**"), which is to be completed under the provisions of the OBCA on and subject to the terms and conditions contained in the Arrangement Agreement; and

WHEREAS, the Parties now desire to further amend the Arrangement Agreement and the Plan of Arrangement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1. Section 1.1 of the Arrangement Agreement is hereby amended by deleting the definition of Outside Date in its entirety and replacing it with the following:

> "**Outside Date** means April 15, 2025 or such later date as may be agreed to in writing by the Parties; *provided, however*, that such initial April 15, 2025 date may be extended (a) by either Parent or SRx upon written notice to the other Party for up to thirty (30) days from such date or (b) upon mutual written agreement of Parent and SRx to such date as mutually agreed upon."

2. Section 2.2(h) of the Plan of Arrangement is hereby deleted in its entirety and replaced with the following:

> "Acquireco and SRx shall amalgamate (the "**Amalgamation**") to form one corporate entity, Amalco, with the same effect as if they had amalgamated under Section 177(1) of the OBCA, except that AcquireCo shall survive the amalgamation as Amalco and the Amalgamation is intended to qualify as an amalgamation as defined in subsection 87(1) of the Tax Act, and without limiting the generality of the foregoing, upon and as a consequence of the Amalgamation;"

1

Error! Unknown document property name.

Docusign Envelope ID: 12E6A88B-2E35-4C16-9F79-B3A966837558

3. Section 2.2(h)(x) of the Plan of Arrangement is hereby deleted in its entirety and replaced with the following:

> "(x) the name of Amalco shall be SRx Health Solutions (Canada) Inc., or such other name as may be mutually agreed to by Parent and SRx;".

Upon and after the effectiveness of this Amendment, each reference in the Arrangement Agreement and the Plan of Arrangement to "Amalco" shall mean and be a reference to SRx Health Solutions (Canada) Inc. (or such other name as may be agreed to by Parent and SRx).

4. Upon and after the effectiveness of this Amendment, each reference in: (i) the Arrangement Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Arrangement Agreement; (ii) the Plan of Arrangement to "this Plan," "hereunder," "hereof," or words of like import referring to the Plan of Arrangement; (iii) any document related to the Arrangement Agreement to the "Arrangement Agreement", "thereunder", "thereunder" or words of like import referring to the Arrangement Agreement; and (iv) any document related to the Plan of Arrangement to the "Plan of Arrangement", "thereunder", "thereunder" or words of like import referring to the Plan of Arrangement, in each case shall mean and be a reference to the Arrangement Agreement or Plan of Arrangement as modified hereby. Except as modified in this Amendment, the Arrangement Agreement and the Plan of Arrangement are and shall continue to be in full force and effect and is hereby, in all respects, ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as previously provided herein, operate as a waiver of any right, power or remedy of any party under the Arrangement Agreement or the Plan of Arrangement, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Arrangement Agreement or the Plan of Arrangement.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. Such counterparts shall together constitute one and the same document. The Parties agree that facsimile, PDF, JPEG, DocuSign, and/or other electronically transmitted or scanned signatures shall be treated as original signatures for all purposes.

6. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS IN FORCE IN THE PROVINCE OF ONTARIO (EXCLUDING ANY RULE OR PRINCIPLE OF THE CONFLICT OF LAWS WHICH MIGHT REFER SUCH INTERPRETATION TO THE LAWS OF ANOTHER JURISDICTION) AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

2

Error! Unknown document property name.

Docusign Envelope ID: 12E6A88B-2E35-4C16-9F79-B3A966837558

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above by their respective officers thereunto duly authorized.

BETTER CHOICE COMPANY INC.

Signed by:
By: Kent Cunningham
48C6B052E3184BA...
Name: Kent Cunningham
Title: Chief Executive Officer

1000994476 ONTARIO INC.

Signed by:
By: ____________________
43CB04F640604FA...
Name: Michael Young
Title: President

1000994085 ONTARIO INC.

Signed by:
By: ____________________
43CB04F640604FA...
Name: Michael Young
Title: President

SRX HEALTH SOLUTIONS INC.

DocuSigned by:
By: ____________________
195E977430514B1...
Name: Adesh Vora
Title: President & Chief Executive Officer

Signed by:
By: Davender Sohi
47343B6F9DAD487...
Name: Davender Sohi
Title: Chief Financial Officer

3

Error! Unknown document property name.